Exhibit 99.1

Pall Corp. Acquires Filter Specialists Inc.

PORT WASHINGTON, N.Y., May 1, 2014 - Pall Corporation (NYSE:PLL), a global leader in filtration, separation and purification, today announced it has acquired Filter Specialists Inc. (FSI), a worldwide supplier of filtration products and solutions based in Michigan City, Indiana.

“The addition of FSI’s products and technologies to our existing portfolio of filtration solutions is a great fit for Pall. FSI’s offerings are very complementary and add solutions to our existing addressable markets, in addition to covering markets where we currently don’t have complete solutions,” said Larry Kingsley, Pall Chairman and CEO. “The FSI products and markets tie nicely to our current plans of creating value for our customers, particularly in the oil and gas, chemical, and other industrial markets.”

FSI is a recognized leader in filtration, operating primarily in the industrial paint, chemical, petrochemical, oil and gas, and food and beverage markets. Pall will be acquiring FSI’s unique and well known Polyweld®, Polymicro® and BOS filter bags, along with its extensive line of both steel and plastic filter vessels.

For more information about Pall’s products and services, visit www.pall.com.

About Pall Corporation

Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.

Forward-Looking Statements

The matters discussed in this press release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs, dilution from the disposition or future allocation of capital and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A “Risk Factors” in the 2013 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including: the impact of disruptions in the supply of raw materials and key components from suppliers, including limited or single source suppliers; the impact of terrorist acts, conflicts and wars or natural disasters; the extent to which special U.S. and foreign government laws and regulations may expose the Company to liability or impair its ability to compete in international markets; the impact of economic, political, social and regulatory instability in emerging markets, and other risks characteristic of doing business in emerging markets; fluctuations in foreign currency exchange rates and interest rates; the impact of a significant disruption in, or breach in security of, the Company’s information technology systems, or the failure to implement, manage or integrate new systems, software or technologies successfully; the Company’s ability to successfully complete or integrate acquisitions; the Company’s ability to develop innovative and competitive new products; the impact of global and regional economic conditions and legislative, regulatory and political developments; the Company’s ability to comply with a broad array of regulatory requirements; the loss of one or more members of the Company’s senior management team and its ability to recruit and retain qualified management personnel; changes in the demand for the Company’s products and the maintenance of business relationships with key customers; changes in product mix and product pricing, particularly with respect to systems products and associated hardware and devices for the Company’s consumable filtration products; product defects and unanticipated use or inadequate disclosure with respect to the Company’s products; the Company’s ability to deliver its backlog on time; increases in manufacturing and operating costs and/or the Company’s ability to achieve the savings anticipated from its structural cost improvement initiatives; the impact of environmental, health and safety laws and regulations and violations; the Company’s ability to enforce patents or protect proprietary products and manufacturing techniques; costs and outcomes of pending or future litigation and the availability of insurance or indemnification rights; changes in the Company’s effective tax rate; the Company’s ability to compete effectively in domestic and global markets; and the effect of the restrictive covenants in the Company’s debt facilities. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

Contacts:

Pall Corporation
R. Brent Jones
Senior Vice President Corporate Development & Treasurer
Telephone: 516-801-9871
or
Jim Conenello
Director of Investor Relations & Corporate Communications
Telephone: 516-801-9871
Follow us on Twitter @pallcorporation